Exhibit 10.12

                                 PROMISSORY NOTE


$700,000                                                    April 29, 2002


     FOR VALUE RECEIVED, Brad Mattson (the "undersigned") promises to pay to Mattson Technology, Inc. (the "Company"), or order, the principal sum of Seven Hundred Thousand Dollars ($700,000) on or before the later of (i) August 31, 2002 and (ii) the date which is ninety days after the date that the Securities and Exchange Commission declares effective that certain registration statement on Form S-3 (File No. 333-86072), filed by the Company with the Securities and Exchange Commission on April 12, 2002 ("Due Date"). Such principal sum shall not bear interest. The entire outstanding balance of principal shall be due and payable on the Due Date.

     The undersigned agrees that until this Note is repaid in full, he shall not sell, pledge or otherwise transfer or dispose of any Company common stock in any manner except as required to (i) transfer 1,000,000 shares to Diane Mattson as part of a Marriage Settlement Agreement, or (ii) sell shares after the end of the lock-up period as necessary to repay the principal due under this note. In the event of any other disposition, including any disposition relating to a merger or acquisition involving the Company, this Note shall be immediately due and payable and all proceeds relating to any such transactions shall be applied to the repayment of this Note.

     The Company may at its option accelerate, in whole or in part, the maturity of the outstanding principal balance due on this Note and any accrued interest thereon upon the occurrence of any of the following events:

     (1)  A default in the payment of any installment of principal when due;

     (2)  The undersigned becomes insolvent; and

     (3) The commencement by the undersigned of any proceeding under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with creditors, or proceedings seeking reorganization, arrangement, or other relief (collectively, an "Insolvency Proceeding"), or the commencement against the undersigned of an Insolvency Proceeding that is not dismissed or stayed within thirty (30) days.



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     The undersigned waives demand, presentment, notice of protest, notice of demand, dishonor, diligence in collection and notices of intention to accelerate maturity. The Company may automatically effectuate any such acceleration by making an entry to such effect in its records, in which event the unpaid balance on this Note shall become immediately due and payable without demand or notice.

     Principal is payable in lawful money of the United States of America. The undersigned may prepay any amount due hereunder, without premium or penalty.

     In the event the Company incurs any costs or fees in order to enforce payment of this Note or any portion thereof, the undersigned agrees to pay to the Company, in addition to such amounts as are owed pursuant to this Note, such costs and fees, including, without limitation, a reasonable sum for attorneys' fees.

     The undersigned hereby waives to the full extent permitted by law all rights to plead any statute of limitations as a defense to any action hereunder.

     The failure of the Company to exercise any of the rights created hereby, or to promptly enforce any of the provisions of this Note, shall not constitute a waiver of the right to exercise such rights or to enforce any such provisions.

     This Note is made under and shall be construed in accordance with the laws of the State of California, without regard to the conflict of law provisions thereof.

     The undersigned agrees to execute and deliver any documents requested by the Company in order to enforce its rights hereunder.



                                       ---------------------------------
                                       Brad Mattson











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